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                                     BY-LAWS

                                       OF

                           HART LIFE INSURANCE COMPANY


                                    ARTICLE I

                                  SHAREHOLDERS

Section 1.01. ANNUAL MEETINGS. The annual meeting of the stockholders of the Corporation for the election of Directors and the transaction of such other business as may properly come before such meeting shall be held at 3:00 P.M. Eastern Time, on the Wednesday after the fourth Tuesday in April (or, if such day is a legal holiday, then on the next succeeding business day) at such place (within our without the State of New Jersey) or such other date and hour, as may be fixed from time to time by the Board of Directors and set forth in the notice of such meeting.

Section 1.02. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by the Chairman of the Board, the President, a majority of the Board of Directors, or the stockholders of record of a majority of the outstanding voting stock of the Corporation. A special meeting of the stockholders may be held at such place and time (within or without the State of New Jersey) as shall be specified in the notice of such meeting. The business transacted at each such meeting shall be confined to the objects stated in the notice of meeting.

Section 1.03. NOTICE OF MEETINGS. The Secretary shall cause written notice of the place, date and hour of each meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, to be given, except as may be otherwise required by law, not less than 10 or more than 60 days before the date of such meeting, to each stockholder of record entitled to vote at such meeting. The Board of Directors may fix, in advance, a record date which shall not be more than 60 nor less than 10 days before the date of such meeting. Notice may be delivered personally or sent by first class mail addressed to the stockholder at such stockholder's address as it appears on the records of the Corporation and shall be deemed given upon mailing. Notice of any adjourned meeting of the stockholders of the Corporation need not be given, except as otherwise required by law.

Section 1.04. WAIVER OF NOTICE. Whenever notice is required to be given under any provision of law, the Certificate of Incorporation, By-Laws or by resolution of the Board of Directors, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and makes such objection immediately upon the commencement thereof.

Section 1.05. QUORUM. Except as otherwise required by law, the presence in person or by proxy of the holders of record of a majority of the stock entitled to vote at a meeting of


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stockholders shall constitute a quorum for the transaction of business at such meeting. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholder.

Section 1.06. VOTING. Every holder of record of stock entitled to vote at a meeting of stockholders shall be entitled to one vote in person or by proxy for each share outstanding in such stockholder's name on the books of the Corporation. Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, the vote of a majority of the shares represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting. Except as otherwise required by law or by these By-Laws, all voting may be VIVA VOCE.

Section 1.07. INSPECTORS AT STOCKHOLDERS' MEETINGS. The Board of Directors, in advance of any stockholders' meeting, may appoint or provide for the appointment of one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed the person presiding at the stockholders meeting may appoint one or more inspectors. Each inspector, before entering upon the discharge of such person's duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting impartially and according to the best of such person's ability. The inspectors shall determine the number of shares of stock outstanding and the voting power of each, the number of shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing on any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

Section 1.08. ORDER OF BUSINESS. At any meeting of stockholders the following shall be the order of business, unless the presiding officer shall otherwise determine.

         1.     Filing of proxies.
         2.     Filing proof of proper notice of meeting.
         3.     Election of Directors.
         4.     Other business.
         5.     Reports of Officers.

Section 1.09. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. To the fullest extent permitted by law, whenever any action is required or permitted to be taken at a meeting of stockholders by law, by the Certificate of Incorporation or by By-Laws, such action may be taken without a meeting, without prior notice and without a vote of stockholders, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Board of Directors may fix, in advance, a record date to express consent to any corporate action in writing, not more than 60 days prior to any other action. If no such record date is fixed, the

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record date shall be the date on which the first written consent is received.
Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE II

                               BOARD OF DIRECTORS

Section 2.01. GENERAL POWERS. Except as may be otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, the property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors and the Board may exercise all powers of the Corporation

Section 2.02. NUMBER. The Board of Directors shall consist of such number of Directors as maybe determined from time to time by resolution of the stockholders, or except to the extent otherwise restricted by the stockholders, by the Board, but such number shall not be less than the minimum number required by the Connecticut Business Corporation Act.

Section 2.03. ELECTION AND TERM OF DIRECTORS. Except as otherwise provided in
Section 2.11 of these By-Laws, the Directors shall be elected at each annual meeting of the stockholders to hold office until the next annual meeting of stockholders. Each Director shall hold office until the expiration of the term for which such Director is elected and until a successor has been elected and has qualified, or until such Director's earlier death, resignation or removal. If the annual meeting of stockholders is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon thereafter as convenient. At each meeting of the stockholders for the election of Directors, at which a quorum is present, the Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in such election. Members of the initial Board of Directors shall hold office until the first annual meeting of stockholders or until their successors have been elected and qualified. The Board of Directors shall select one of its members to serve as Chairman of the Board. The Chairman shall preside at all meetings of the Board of Directors and all annual meetings of stockholders.

Section 2.04. ANNUAL AND REGULAR MEETINGS. An annual organizational meeting of the Board of Directors shall be held immediately following adjournment of the annual meeting of stockholders at the place of such annual meeting. Notice of such meeting of the Board need not be given. The Board from time to time may provide for the holding of other regular meetings and fix the place (which maybe within or without the State of Connecticut) and time of such meetings. Notice of regular meetings need not be given, except that if the Board shall fix or change the time or place of any regular meeting, notice of such action shall be promptly communicated personally or by telephone or sent by first class mail, telegraph, radio or cable, to each Director who shall have not been present at the meeting at which such action was taken, addressed to such Director at such Director's residence, usual place of business or other address designated with the Secretary for such purpose.

Section 2.05. SPECIAL MEETINGS: NOTICE. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or the President, or in the absence or disability of both, by any Vice-President, or by the Secretary at the request of any two

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Directors, at such place (within or without the State of New Jersey) as may be specified in the respective notices or waivers of notice of such meeting. Except as otherwise provided by law, a notice of such special meeting, stating the time and place thereof, shall be mailed to each Director addressed to such Director's residence, usual place of business, or other address designated with the Secretary for such purpose, at least two business days before the special meeting is to be held, or shall be sent to such Director at such place by telegraph, radio or cable, or delivered personally or by telephone not later than the day before the day on which such meeting is to be held. Notice may be waived in accordance with Section 1.04 of these By-Laws.

Section 2.06. QUORUM: VOTING. Subject to the provisions of Section 2.12 hereof, at all meetings of the Board of Directors the presence of a majority of the total number of Directors shall constitute a quorum for the transaction of business, except that if at any time the Board of Directors shall consist of only one Director, then one Director shall constitute a quorum. Except as otherwise required by law, the vote of the greater of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.07. ADJOURNMENT. A majority of the Directors present, whether or not a quorum is present, may adjourn any regular or special meeting to another time and place. Notice of the adjourned meeting conforming to the requirements of
Section 2.05 hereof shall be given to each Director except that no notice of an adjournment or postponement of a meeting need be given if a majority of the Board of Directors is present or if the adjournment or postponement is to a later hour on the same date, at the same place.

Section 2.08. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board.

Section 2.09. MANNER OF ACTING. To the extent consistent with law, the Certificate of Incorporation and the By-Laws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board and for the management of the property, affairs and business of the Corporation as the Board may deem appropriate. Members of the Board of Directors or of any Committee thereof may participate in a meeting of the Board or of such Committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meetings.

Section 2.10. RESIGNATIONS. Any Director may resign at any time by delivering a written notice of resignation signed by such Director to the Chairman of the Board, the President or the Secretary. Such resignation shall take effect upon the later of delivery or the date specified therein.

Section 2.11. REMOVAL OF DIRECTORS. Any or all of the Directors may be removed at any time, either with or without cause, by vote of the stockholders. Except as otherwise precluded by law any director may be removed at any time, with or without cause, by resolution of a majority of the entire Board of Directors. Any vacancy in the Board, caused by any removal of a Director by vote of the stockholders, may be filled by the stockholders entitled to vote for the election of

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the Director so removed. If such stockholders do not fill such vacancy at the meeting at which such removal was effected (or in the written instrument effecting such removal, if such removal was effected by consent without a meeting), such vacancy may be filled in the manner provided in Section
2.12 hereof.

Section 2.12. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Subject to the provisions of Section 2.11 hereof, any newly created directorship resulting from an increase in the number of Directors and any vacancy occurring in the Board of Directors for any reason (including, without limitation, the removal of a Director) may be filled by vote of a majority of the Directors then in office, although less than a quorum exists, or by a sole remaining Director. A Director elected to fill a vacancy shall be elected to hold office for the unexpired term of a predecessor. Any such newly created directorship and any such vacancy may also be filled at any time by vote of the stockholders.

Section 2.13. COMPENSATION. The amount, if any, which each Director shall be entitled to receive as compensation for services as a Director may be fixed from time to time by the Board of Directors within limits established by the stockholders. This Section of the By-Laws may not be amended or repealed except by the stockholders.

Section 2.14. RELIANCE ON ACCOUNTS AND REPORTS, ETC. Any Director, or a member of any Committee designated by the Board of Directors, shall, in the performance of such duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board or by any such Committee, or in relying in good faith upon other records of the Corporation.


                                   ARTICLE III

                                   COMMITTEES

Section 3.01. HOW CONSTITUTED. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more Committees of the Board, each such Committee to consist of two or more Directors as from time to time may be fixed by resolution similarly adopted. The Board may designate one or more Directors as alternate members of any such Committee, who may replace any absent or disqualified member or members at any meeting of such Committee. Any Committee may be abolished or redesignated from time to time by resolution or resolutions similarly adopted. Each member (which term, when used in this Article, shall include alternate members acting in the stead of absent or disqualified members) of any such Committee shall hold office until replaced by a successor or until such earlier time as such member shall cease to be a Director or resigns or is removed from such Committee.

Section 3.02. POWERS. Each Committee shall have and may exercise the powers and authority of the Board of Directors in the management of the property, affairs and business of the Corporation, to the extent provided by the resolution of the Board of Directors establishing or designating such Committee and may authorize the seal of the Corporation to be affixed to all papers which may require it.

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Section 3.03. PROCEEDINGS. Any such Committee may fix its own rules of procedure and may meet at such place (within or without the State of New Jersey), at such date and time and upon such notice, if any, as such Committee shall determine from time to time. Each such Committee shall keep a record of its proceedings and shall report such proceedings to the Board of Directors at the first meeting of the Board following any such proceedings.

Section 3.04. QUORUM AND MANNER OF ACTING. Except as may be otherwise provided in the resolution designating any such Committee, at all meetings of any such Committee the presence of members constituting at least one half of the total authorized membership of such Committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present, shall be the act of such Committee. Any action required or permitted to be taken at any meeting of any such Committee may be taken without a meeting, if all members of such Committee shall consent to such action in writing and such writing or writings are filed with the minutes of the proceedings of the Committee.

Section 3.05. RESIGNATIONS. Any member may resign from any Committee at any time by delivering a written notice of resignation signed by such member to the Chairman, the President, a Vice-President or the Secretary. Such resignation shall take effect upon the later of delivery or the date specified therein.

Section 3.06. REMOVAL. Any member of any such Committee may be removed at any time, with or without cause, by resolution adopted by the
Board or by a majority of the whole Committee.

Section 3.07. VACANCIES. If any vacancy shall occur in any such Committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members shall continue to act and any vacancy may be filled by resolution adopted by a majority of the whole Board of Directors.

Section 3.08. SPECIAL COMMITTEES. Nothing herein shall be deemed to preclude the Board of Directors or the chief executive officer from appointing one or more Special Committees, which may be comprised in whole or in part of Directors, for such purposes and having such functions as may be lawfully delegated under law, the Certificate of Incorporation and these By-Laws, provided however no such Special Committee shall have or may exercise any authority of the Board.

                                  ARTICLE IV

                                   OFFICERS

Section 4.01. TERM AND TITLES. The officers of the Corporation shall be elected or appointed by the Board of Directors and shall hold office at the pleasure of the Board or until the election or appointment and the qualification of a successor. There shall be a President, one or more Vice-Presidents, a Secretary and a Treasurer. The President shall be chosen from among the members of the Board of Directors. The Board of Directors may also elect or appoint such other officers and agents, having such titles and with such responsibilities (including but not

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limited to Assistants of the titles previously mentioned) as it deems appropriate. The Board of Directors from time to time may delegate to the chief executive officer the power to appoint such other officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any two or more offices may be held by the same person.

Section 4.02. CHIEF EXECUTIVE OFFICER. The Board of Directors from time to time may determine who among the officers and in what order, shall act as chief executive officer. In the absence of such determination the President shall be the chief executive officer. Subject to the control of the Board and to the extent not otherwise prescribed by these By-Laws, the chief executive officer shall supervise the carrying out of the policies adopted or approved by the Board, shall exercise a general supervision and superintendence over all the business and affairs of the Company and shall possess such other powers and perform such other duties as may be incident to the office of chief executive officer.

Section 4.03. SALARIES. The salaries of all officers of the Corporation shall be fixed from time to time by the Board of Directors.

Section 4.04. REMOVAL AND RESIGNATION; VACANCIES. Any officer may be removed at any time by the Board of Directors, with or without cause, and any officer appointed by the chief executive officer may be removed by the chief executive officer at any time, with or without cause. Any officer may resign at any time by delivering a signed notice of resignation to the Board of Directors, the Chairman of the Board, the President, a Vice-President or the Secretary. Such resignation shall take effect upon the later of delivery or the date specified therein. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, may be filled by the Board at any regular or special meeting.

Section 4.05. AUTHORITY AND DUTIES OF OFFICERS. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these By-Laws, or to the extent not so provided, by the chief executive officer and other officers acting pursuant to the chief executive officer's authority, except that in any event each officer shall exercise such powers and perform such duties as may be required by law. The chief executive officer may at any time suspend any officer, other than an officer who is a Director, from any duties and authority for a period not exceeding ninety days.

Section 4.06. THE PRESIDENT. The President shall have the following powers and duties:

              (a) To be the chief operating officer of the Corporation, and, subject to the directions of the Board of Directors and (if the President is not also the chief executive officer) the chief executive officer, to have general charge of the operations of the business, affairs and property of the Corporation and general operations of its officers, employees and agents.

              (b) Subject to these By-Laws the President shall exercise all powers and perform all duties incident to the office of president and chief operating officer of a corporation, and shall exercise such other powers and perform such other duties as from time to time may be assigned to the President by the Board or by the chief executive officer (if the President is not also the chief executive officer).

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Section 4.07. THE VICE PRESIDENTS. Each Vice-President shall exercise such powers and perform such duties as from time to time may be assigned to such Vice-President by the Board of Directors, the chief executive officer or the President. At the request, in the absence or during the disability of the President, the Vice-President designated by the Board of Directors or by the President, or if no such designation shall have been made, then the senior ranking Vice-President present, shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 4.08. THE SECRETARY. Except as may otherwise be provided by the Board of Directors, the Secretary shall have the following powers and duties:

              (a) To keep or cause to be kept a record of all the proceedings of the meetings of the Stockholders and of the Board of Directors.

              (b) To cause all notices to the Board of Directors and stockholders to be duly given in accordance with the provisions of these By-Laws and as required by law.

              (c) To be the custodian of the records and of the seal of the Corporation. The Secretary may cause such seal (or a facsimile thereof) to be affixed to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these By-Laws, and when so affixed may attest the same.

              (d) To have charge of the stock books and ledgers of the Corporation and to cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each became such holder of record.

              (e) To perform, in general, all duties incident to the office of Secretary and such other duties as maybe given to the Secretary by these By-Laws or as may be assigned to the Secretary from time to time by the Board of Directors, the chief executive officer or the President.

              (f) To the extent consistent with law, the Secretary may from time to time delegate performance of any one or more of the foregoing powers and duties, or powers and duties otherwise conferred upon the Secretary by these By-Laws, to one or more officers, agents or employees of the Corporation.

Section 4.09. THE TREASURER. Except as may otherwise be required by law or by the Board of Directors, the Treasurer shall have the following powers and duties:

              (a) To have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation.

              (b) To cause the moneys and other valuable effects of the Corporation to be, deposited in the name and to the credit of the Corporation in such banks or trust companies or

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with such other depositories as shall be selected in accordance with Section
5.03 of these By-Laws.

              (c) To cause the moneys of the Corporation to be disbursed by checks or drafts (signed as provided in Section 5.04 of these By-Laws) upon the authorized depositories of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.

              (d) To render to the Board of Directors or the chief executive officer whenever requested, a statement of the financial condition of the Corporation and of all the financial transactions of the Corporation.

              (e) To be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation.

              (f) To perform all duties incident to the office of Treasurer, and such other duties as from time to time may be assigned to the Treasurer by the Board of Directors, the chief executive officer or the President.

Section 4.10. SURETY BONDS. In case the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum with such surety or sureties as the Board may direct, conditional upon the faithful performance of such persons duties to the Corporation, including responsibility for negligence and for the accounting for all property, moneys or securities of the Corporation which may be in such person's possession, custody or control. The chief executive officer may require a similar bond with respect to officers or agents appointed by the chief executive officer.


                                    ARTICLE V

                EXECUTION OF INSTRUMENTS, BORROWING OF MONEY AND
                           DEPOSIT OF CORPORATE FUNDS

Section 5.01. EXECUTION OF INSTRUMENTS. Except as may otherwise be provided in a resolution adopted by the Board of Directors, the Chairman of the Board, the President, or any Vice-President may enter into any contract or execute and deliver any instrument and affix the corporate seal in the name and on behalf of the Corporation. Any Vice President designated by a number or a word or words added before or after the title Vice-President to indicate rank or responsibilities, but not an Assistant Vice-President, shall be a Vice-President for the purposes of this Article The Board may authorize any other officer, employee or agent to enter into any contract or execute and deliver any instrument and affix the corporate seal in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

Section 5.02. LOANS. No loan or advance shall be contracted on behalf of the Corporation, and no note, bond or other evidence of indebtedness shall be executed or delivered in its name, except as may be authorized by the Board of Directors. Any such authorization may be general


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or limited to specific loans or advances, or notes, bonds or other evidences of indebtedness. Any officer or agent of the Corporation so authorized may effect loans and advances on behalf of the Corporation, and in return for any such loans or advances may execute and deliver notes, bonds or other evidences of indebtedness of the Corporation.

Section 5.03. DEPOSITS. Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositories as may be determined by the Board of Directors, or by such officers, or agents as may be authorized by the Board to make such determination.

Section 5.04 CHECKS, DRAFTS, ETC.. All notes, drafts, bills of exchange, acceptances, checks, endorsements and other evidences of indebtedness of the Corporation, and its orders for the payment of money, shall be signed by such officer or officers, or such agent or agents of the Corporation and in such manner, as the Board of Directors or an officer designated by the Board of Directors from time to time may determine.

Section 5.05. SALE, TRANSFER, ETC., OF SECURITIES. To the extent authorized by the Board of Directors, the Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment. The Board may authorize any one or more other officers, employees or agents to have similar authority.

Section 5.06. VOTING AS SECURITYHOLDER. The Chairman of the Board, the President and such other person or persons as the Board of Directors may from time to time authorize, shall each have full power and authority on behalf of the Corporation, to attend any meeting of securityholders of any corporation in which the Corporation may hold securities, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such securities, and to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting, subject to such restrictions or limitations as the Board of Directors may from time to time impose.

Section 5.07. FACSIMILE SIGNATURES. The Board of Directors may authorize the use of a facsimile signature or signatures on any instrument. If any officer whose facsimile signature has been placed upon any form of instrument shall have ceased to be such officer before such instrument is issued, such instrument may be issued with the same effect as if such person had been such officer at the time of its issue.

                                   ARTICLE VI

                                  CAPITAL STOCK

Section 6.01. CERTIFICATES OF STOCK. Every stockholder shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary certifying the number of shares owned by such stockholder in the Corporation. Such


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certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable provisions of law, the Certificate of Incorporation and these By-Laws.

Section 6.02. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Board may require the owner of such lost, stolen or destroyed certificate, or such person's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

Section 6.03. TRANSFERS OF STOCK. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. Subject to the provisions of law, the Certificate of Incorporation and these By-Laws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

Section 6.04. REGISTERED STOCKHOLDERS. Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to; exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have the notice of such claim or interest.


                                 ARTICLE VII

                               INDEMNIFICATION

Section 1.        Indemnification

         (a) The Corporation, to the fullest extent permitted by applicable law as then in effect, shall indemnify any person who was or is a director or officer of the Corporation and who was or is threatened to be made a defendant or respondent in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (each, a "Proceeding"), by reason of the fact that such person was or is a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity (a

"Covered Entity"), against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and actually and reasonably incurred by such person in connection with such Proceeding. Any such former or present director or officer of the Corporation finally determined to be entitled to indemnification as provided in this Article VII is hereinafter called an "Indemnitee". Until such final determination is made, such former or present director or officer shall be a "Potential Indemnitee" for purposes of this Article VII. Notwithstanding the foregoing provisions of this Section 1(a), the Corporation shall not indemnify an Indemnitee with respect to any Proceeding commenced by such Indemnitee unless the commencement of such Proceeding by such Indemnitee has been approved by a majority vote of the Disinterested Directors (as defined in Section 5(d)); PROVIDED, HOWEVER, that such approval of a majority of the Disinterested Directors shall not be required with respect to any Proceeding commenced by such Indemnitee after a Change in Control (as defined in Section 5(d)) has occurred.

         (b) Neither the amendment or repeal of, nor the adoption of a provision inconsistent with, any provision of this Article VII (including, without limitation, this Section 1(b)) shall adversely affect the rights of any director or officer under this Article VII: (i) with respect to any Proceeding commenced or threatened prior to such amendment, repeal or adoption of an inconsistent provision; or (ii) after the occurrence of a Change in Control, with respect to any Proceeding arising out of any action or omission occurring prior to such amendment, repeal or adoption of an inconsistent provision, in either case without the written consent of such director or officer.

Section 2. Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any director, officer, employee or agent of the Corporation or of any Covered Entity against any expenses, judgments, fines and amounts paid in settlement as specified in Section 1(a) or
Section 6 of this Article VII or incurred by any such director, officer, employee or agent in connection with any Proceeding referred to in such Sections, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any director, officer, employee or agent of the Corporation or of any Covered Entity in furtherance of the provisions of this Article VII and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article VII.

Section 3. Indemnification; Not Exclusive Right. The right of indemnification provided in this Article VII shall not be exclusive of any other rights to which an Indemnitee or Potential Indemnitee may otherwise be entitled, and the provisions of this Article VII shall inure to the benefit of the heirs and legal representatives of any Indemnitee or Potential Indemnitee under this Article VII and shall be applicable to Proceedings commenced or continuing after the adoption of this Article VII, whether arising from acts or omissions occurring before or after such adoption.

Section 4. Advancement of Expenses. Each Potential Indemnitee shall be entitled to receive advance payment of any expenses actually and reasonably incurred by such Potential Indemnitee in connection with such Proceeding prior to a determination of entitlement to indemnification pursuant to
Section 5(a). Each Potential Indemnitee shall submit a statement or statements to the Corporation requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding, reasonably evidencing the expenses incurred by such Potential Indemnitee and accompanied by an affirmation of the Potential Indemnitee's good faith belief that the Potential Indemnitee has met the relevant standard of conduct entitling the Potential Indemnitee to indemnification, or, as to a director, that the Proceeding involves conduct for which liability has been limited under a provision of the Corporation's Certificate of Incorporation and by an undertaking by or on behalf of such Potential Indemnitee to repay the amounts advanced if ultimately it should be determined that such Potential Indemnitee is not entitled to be indemnified against such expenses pursuant to this
Article VII. A determination of the reasonableness of such expenses shall be made and such reasonable expenses shall be advanced pursuant to procedures to be established from time to time by the Board or its designee(s) (the "Advancement Procedures"). The amendment or repeal of, and the adoption of a provision inconsistent with, any provision of the Advancement Procedures shall be governed by Section 1(b) of this Article VII. Notwithstanding the foregoing provisions of this Section 4, the Corporation shall not advance expenses to a Potential Indemnitee with respect to any Proceeding commenced by such Potential Indemnitee unless the commencement of such Proceeding by such Potential Indemnitee has been approved by a majority vote of the Disinterested Directors; PROVIDED, HOWEVER, that such approval of a majority of the Disinterested Directors shall not be required with respect to any Proceeding commenced by such Potential Indemnitee after a Change in Control has occurred.

Section 5. Indemnification Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation, of the foregoing provisions of this Article VII, the following procedures, presumptions and remedies shall apply with respect to the right to indemnification under this
Article VII:

         (a)  Procedures for Determination of Entitlement to Indemnification.

              i. To obtain indemnification under this Article VII, a Potential Indemnitee shall submit to the Corporate Secretary a written request, including such documentation and information as is reasonably available to the Potential Indemnitee and reasonably necessary to determine whether and to what extent the Potential Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Potential Indemnitee's entitlement to indemnification shall be made not later than sixty (60) days after the later of
(A) the receipt by the Corporation of the written request for indemnification together with the Supporting Documentation and (B) the receipt by the Corporation of written notice of final disposition of the Proceeding for which indemnification is sought. The Corporate Secretary shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Potential Indemnitee has requested indemnification.

             ii. The Potential Indemnitee's entitlement to indemnification under this Article VII shall be determined in one of the following ways: (A) if there are two or more Disinterested Directors, by a majority vote of all of the Disinterested Directors, a majority of whom shall constitute a quorum of the Board; (B) if there are two or more Disinterested Directors, by a majority vote of the members of a committee of two or more Disinterested Directors appointed by a vote as set forth in Section 5(a)(ii)(A) of this Article VII; (C) by a written opinion of Independent Counsel (as defined in Section 5(d) of this Article VII) selected (x) in the manner set forth in Section 5(a)(ii)(A) or (B) of this Article VII or (y) if there are fewer than two Disinterested Directors, selected by the Board of Directors, in which selection directors who do not qualify as Disinterested Directors may participate; (D) by the stockholders of the Corporation; or (E) as provided in Section 5(b) of this
Article VII.

            iii. In the event a Change in Control shall have occurred and the Potential Indemnitee so requests, the determination of entitlement to indemnification shall be made by Independent Counsel selected pursuant to
Section 5(a)(ii)(C) of this Article VII, but only an Independent Counsel to which the Potential Indemnitee does not unreasonably object.

         (b) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article VII, if a Change in Control shall have occurred, the Potential Indemnitee shall be presumed to be entitled to indemnification under this Article VII (with respect to actions or omissions occurring prior to such Change in Control) upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 5(a)(i) of this Article VII, and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. The termination of any Proceeding, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, be determinative that the indemnitee did not meet the relevant standard of conduct in this Article VII.

         (c)  Remedies.

              i.   In the event that a determination is made pursuant to
Section 5(a) of this Article VII that the Potential Indemnitee is not entitled to indemnification under this Article VII, (A) the Potential Indemnitee shall be entitled to seek an adjudication of his or her entitlement to such indemnification either, at the Potential Indemnitee's sole option, in (x) an appropriate court of the State of Connecticut or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Potential Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) if a Change in Control shall have occurred, in any such judicial proceeding or arbitration, the Corporation shall have the burden of proving that the Potential Indemnitee is not entitled to indemnification under this Article VII (with respect to actions or omissions occurring prior to such Change in Control).

            ii. If a determination shall have been made or deemed to have been made, pursuant to Section 5(a) or (b) of this Article VII, that the Potential Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five (5) days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that payment of indemnification is not made within five (5) days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 5(a) or (b) of this
Article VII, the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Connecticut or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in clause (A) or


                                    -14

(B) of this subsection (each, a "Disqualifying Event"); PROVIDED, HOWEVER, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

           iii. The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 5(c) that the procedures and presumptions of this Article VII are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article VII.

            iv. In the event that the Indemnitee or Potential Indemnitee, pursuant to this Section 5(c), seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of, this Article VII, such person shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by such person in connection with such judicial adjudication or arbitration if such person prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that such person is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by such person in connection with such judicial adjudication or arbitration shall be prorated accordingly.

         (d)  Definitions.  For purposes of this Article VII:

              i. "Change in Control" means a change in control of the Corporation of a nature that would be required to be reported in response to
Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A (or any amendment or successor provision thereto) promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing fifteen (15%) percent or more of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in an election of directors of the Corporation without the prior approval of at least two-thirds (2/3) of the members of the board of directors of the Corporation in office immediately prior to such acquisition; (B) the Corporation is a party to any merger or consolidation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's Common Stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (C) there is a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation, or liquidation or dissolution of the Corporation; (D) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the board of directors of the Corporation in office immediately prior to such transaction or event constitute less than a majority of the board of directors of the Corporation thereafter; or
(E) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the board of directors (including for this purpose any new director of the Corporation whose election or nomination for election by the stockholders was approved by a vote of at least two-thirds (2/3) of the directors of the Corporation then still in office who were directors of the Corporation at the beginning of such period) cease for any reason to constitute at least a majority of the board of directors of the Corporation; provided further that, no change in control shall be deemed to have occurred if the other person or persons, or party or parties, to the transaction is an entity or entities in which The Hartford Financial Services Group, Inc. is the owner of more than 50% of the beneficial interest of such entity or entities.

             ii. "Disinterested Director" means a director who at the time of any vote referred to in these By-Laws is not and was not (A) a party to the Proceeding in respect of which indemnification is sought by the Indemnitee or Potential Indemnitee or (B) an individual having a familial, financial, professional or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director's judgment when voting on the decision being made.

            iii. "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five (5) years has been, retained to represent: (a) the Corporation or the Indemnitee or Potential Indemnitee in any matter material to either such party or (b) any other party to the Proceeding giving rise to a claim for indemnification under this Article
VII. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under applicable standards of professional conduct then prevailing under the law of the State of Connecticut, would have a conflict of interest in representing either the Corporation or the Indemnitee or Potential Indemnitee in an action to determine the Indemnitee's or Potential Indemnitee's rights under this Article VII.

Section 6. Indemnification of Employees and Agents. Notwithstanding any other provision of this Article VII, the Corporation, to the fullest extent permitted by applicable law as then in effect, may indemnify any person other than a director or officer of the Corporation who is or was an employee or agent of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding, by reason of the fact that such person was or is an employee or agent of the Corporation or was or is serving at the request of the Corporation as a director, officer, employee or agent of a Covered Entity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. The Corporation may also advance expenses incurred by such employee, fiduciary or agent in connection with any such Proceeding, consistent with the provisions of applicable law as then in effect. If made or advanced, such indemnification shall be made and such reasonable expenses shall be advanced pursuant to procedures to be established from time to time by the Board or its designee(s).

Section 7. Severability. If any provision or provisions of this Article VII shall be held to be invalid, illegal or unenforceable for any reason whatsoever:
(i) the validity, legality and enforceability of the remaining provisions of this Article VII (including, without limitation, all portions of any Section of this Article VII containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this

Article VII (including, without limitation, all portions of any Section of this Article VII containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.


                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

Section 8.01. FISCAL YEAR. Unless otherwise determined by the Board of Directors, the fiscal year of the Corporation shall commence on the first day of January in each calendar year and terminate on the 31st day of December of such year.

Section 8.02. SEAL. The seal of the Corporation shall be in the form adopted by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or in any other lawful manner.

Section 8.03. BOOKS AND RECORDS. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places (within or without the State of Connecticut) as may be determined from time to time by the Board of Directors.

Section 8.04. INDEPENDENT PUBLIC ACCOUNTANT. The Board of Directors may annually appoint an independent public accountant or firm of independent public accountants to audit the books of the Corporation for each fiscal year.

                                   ARTICLE IX

                                   AMENDMENTS

Section 9.01. AMENDMENTS. All By-Laws of the Corporation, whether adopted by the Board of Directors or the stockholders, shall be subject to amendment or repeal, and new By-Laws may be made, by the affirmative vote or written consent of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote. All By-Laws of the Corporation, other than this Section and any other Section that provides it may be amended or repealed only by the stockholders, whether adopted by the Board of Directors or the stockholders, shall be subject to amendment or repeal and new By-Laws may be made by resolution adopted by a majority of the whole Board of Directors, provided, however that By-Laws which by their terms are subject to amendment or repeal only by the stockholders shall prevail over new By-Laws made by the Board of Directors. Notwithstanding anything herein to the contrary, no amendment or repeal of Article VII of these By-Laws shall affect adversely any then existing rights of any Director or officer.